Exhibit 99.1

Contact: Lorin Crenshaw 225.388.7322

Albemarle Reports Third Quarter 2012 Results

BATON ROUGE, LA - October 17, 2012 –

Third quarter 2012 highlights:

•	Quarterly earnings of $99.3 million, or $1.10 per share.

•	Net sales of $661 million and EBITDA margin of 25 percent for the quarter, before special items.

•	Polymer Solutions delivers 20% margins despite weak electronics and European construction markets.

•	Strong Refinery Catalysts volumes partially offset impact of lower metals surcharges.

•	Fine Chemistry net sales up 8 percent on strong custom services and performance chemicals growth.

	Three Months Ended September 30,		Nine Months Ended September 30,
In thousands, except per share amounts	2012	2011	2012	2011
Net sales	$661,226	$722,977	$2,057,824	$2,161,615
Segment income	$145,897	$186,411	$495,087	$538,191
Net income attributable to Albemarle Corporation	$99,261	$116,098	$245,036	$336,837
Diluted earnings per share	$1.10	$1.28	$2.72	$3.66
Special items per share	$—	$—	$0.82	$—

Diluted earnings per share excluding special items	$1.10	$1.28	$3.54	$3.66

Albemarle Corporation (NYSE: ALB) reported third quarter 2012 earnings of $99.3 million, or $1.10 per share, compared to third quarter 2011 earnings of $116.1 million, or $1.28 per share. Third quarter 2012 results include $4.1 million, or $0.05 per share, in after-tax charges ($6.5 million before tax) related to a supplemental executive retirement plan (SERP) settlement, and $4.5 million, or $0.05 per share, of net tax benefits related principally to the release of various tax reserves. The Company reported net sales of $661.2 million in the third quarter of 2012 compared to net sales of $723.0 million in the third quarter of 2011, with approximately two-thirds of the change attributable to lower metals surcharges in 2012 in the Catalysts business.

Earnings for the nine months ended September 30, 2012 were $245.0 million, or $2.72 per share, compared to $336.8 million, or $3.66 per share, for the same period in 2011. Excluding the third quarter 2012 special items noted above as well as the second quarter 2012 after-tax special item of $73.6 million related to our exit of the phosphorous flame retardants business, earnings for the nine months ended September 30, 2012 were $318.3 million, or $3.54 per share. Net sales for the nine months ended September 30, 2012 were $2.1 billion compared to $2.2 billion for the same period in 2011.

Commenting on results, Luke Kissam, CEO, stated “Given the challenging economic environment, we are pleased with our results. Polymer Solutions faced severe deterioration in the electronics and European construction markets, but its performance was further evidence of the improvements we have made to this business since the 2008/2009 recession. Refinery catalysts volumes were strong in the quarter, but results were negatively impacted by significant reductions in metals surcharges including rare earths. Fine Chemistry delivered 8% revenue growth due to a strong custom services pipeline and late quarter surge in shipments of completion fluids. While I expect fourth quarter to be even more difficult than was the third, I remain confident in our ability to grow our business in 2013.”

Quarterly Segment Results

Catalysts generated net sales of $251.2 million in the third quarter of 2012, a 16 percent decrease from net sales in the third quarter of 2011, due mainly to unfavorable impacts from lower metals surcharges in refinery catalysts and foreign currency, partially offset by higher FCC volumes. Catalysts segment income was $60.7 million in the third quarter of 2012, down 40 percent from third quarter 2011 results of $101.9 million due primarily to unfavorable impacts from metals cost volatility, fixed cost absorption and equity income versus the third quarter of 2011, partially offset by favorable sales volumes and lower spending.

Facing weaker volumes in the electronics and European construction markets, Polymer Solutions reported net sales of $217.0 million in the third quarter of 2012, an 11 percent decrease over net sales in the third quarter of 2011, due mainly to unfavorable pricing and mix, foreign currency impacts and the effects of our phosphorous flame retardants business exit in the second quarter of 2012. Segment income for Polymer Solutions was $43.6 million in the third quarter of 2012, a 20 percent decline from $54.6 million in the third quarter of 2011, due primarily to unfavorable pricing and mix, fixed cost absorption and foreign currency impacts, offset by lower input costs, lower charges attributable to the noncontrolling interest in our Jordanian joint venture and favorable impacts from our exit of the phosphorous business.

Fine Chemistry net sales in the third quarter of 2012 were $193.0 million, an 8 percent increase over net sales in the third quarter of 2011, due mainly to favorable volumes in custom services and performance chemicals, partly offset by unfavorable pricing and foreign currency impacts. Segment income for Fine Chemistry was $41.7 million for the third quarter of 2012, up 39 percent over third quarter 2011 results of $30.0 million, due primarily to favorable volume and input costs, partly offset by unfavorable pricing and foreign currency.

Corporate and Other

Corporate and other expense was $8.0 million for the third quarter of 2012. The decrease from the comparable period in 2011 was due primarily to lower personnel-related costs associated with performance-based incentive compensation levels and related adjustments.

Interest and financing expenses were $7.9 million for the third quarter of 2012 compared to $9.7 million for the third quarter of 2011, with this decrease due primarily to increases in interest capitalized on higher average construction project balances outstanding and lower variable-rate borrowings year-over-year.

Our third quarter 2012 effective income tax rate was 21.6 percent versus 25.1 percent in the third quarter of 2011. Excluding special items (see notes to the condensed consolidated financial information), our third quarter 2012 effective income tax rate was 25.9 percent. Our effective tax rate continues to be influenced by the level and geographic mix of income, and benefits from a favorable mix of income in lower tax jurisdictions.

Cash Flow

Our cash flow from operations was approximately $306 million for the nine months ended September 30, 2012, and we had $402.6 million in cash and cash equivalents at September 30, 2012. During the nine months ended September 30, 2012, cash on hand and cash provided by operations funded capital expenditures for plant, machinery and equipment of approximately $218.7 million (which includes approximately $63.4 million in capital expenditures associated with our Jordanian joint venture), long-term debt repayments of $49.2 million, dividends to shareholders of $51.3 million and repurchases of $40.5 million of our common stock.

Outlook

We expect market and economic conditions to remain unstable for the foreseeable future. Polymer Solutions will likely face soft end market demand and low factory operating rates at least through Chinese New Year. While volumes in Performance Chemicals should remain strong, a temporary lull in our Custom Services business will negatively impact Fine Chemistry’s fourth quarter results before continued growth in 2013. Our Catalysts business should finish the year with strong volumes and profitability as it builds toward a solid 2013. While we expect to grow our profitability in all three segments in 2013, if economic uncertainty continues, we are prepared to take appropriate steps to ensure the Company’s financial strength and future growth.

Earnings Call

The Company’s performance for the third quarter ended September 30, 2012 will be discussed on a conference call at 9:00 AM Eastern Daylight time on October 18, 2012. The call can be accessed by dialing 800-295-4740 (International Dial In # 617-614-3925), and entering conference ID 12536010. The Company’s earnings presentation and supporting material can be accessed through Albemarle’s website under Investors at www.albemarle.com.

About Albemarle

Albemarle Corporation, headquartered in Baton Rouge, Louisiana, is a leading global developer, manufacturer and marketer of highly-engineered specialty chemicals for consumer electronics, petroleum refining, utilities, packaging, construction, automotive/transportation, pharmaceuticals, crop protection, food-safety and custom chemistry services. Albemarle is committed to global sustainability and is advancing its eco-practices and solutions in its three business segments, Polymer Solutions, Catalysts and Fine Chemistry, with Corporate Responsibility Magazine naming Albemarle among its prestigious “100 Best Corporate Citizens” list for 2011. Albemarle employs more than 4,000 people worldwide and serves customers in approximately 100 countries.

Albemarle regularly posts information to www.albemarle.com, including notification of events, news, financial performance, investor presentations and webcasts, Regulation G reconciliations, SEC filings and other information regarding the Company, its businesses and markets served.

Forward-Looking Statements

Some of the information presented in this press release, including, without limitation, statements with respect to product development, changes in productivity, market trends, price and mix changes, expected growth, outlook and all other information relating to matters that are not historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There can be no assurance that actual results will not differ materially. Factors that could cause actual results to differ from expectations include, without limitation: changes in economic and business conditions; changes in financial and operating performance of our major customers and industries and markets served by us; the timing of orders received from customers; the gain or loss of significant customers; competition from other manufacturers; changes in the demand for our products; limitations or prohibitions on the manufacture and sale of our products; availability of raw materials; changes in the cost of raw materials and energy and in our ability to pass through increases; acquisitions and divestitures, and changes in performance of acquired companies; fluctuations in foreign currencies; changes in laws and government regulation impacting our operations or our products; the occurrence of claims or litigation; the occurrence of natural disasters; the inability to maintain current levels of product or premises liability insurance or the denial of such coverage; political unrest, including terrorism or hostilities; political instability affecting our manufacturing operations or joint ventures; changes in accounting standards; the inability to achieve results from our global manufacturing cost reduction initiatives as well as our ongoing continuous improvement and rationalization programs; changes in the jurisdictional mix of our earnings; changes in monetary policies or inflation or interest rates, which may impact our ability to raise capital or increase our cost of funds, the performance of our pension fund investments and our pension expense and funding obligations; volatility and substantial uncertainties in the debt and equity markets; technology or intellectual property infringement and other risks; decisions we may make in the future; and the other factors detailed from time to time in the reports we file with the SEC, including those described under “Risk Factors” in our Annual Report on Form 10-K and our 2012 Quarterly Reports on Form 10-Q.

Albemarle Corporation and Subsidiaries

Consolidated Statements of Income

(In Thousands Except Per Share Amounts) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net sales	$661,226	$722,977	$2,057,824	$2,161,615
Cost of goods sold	446,469	464,965	1,352,495	1,418,638

Gross profit	214,757	258,012	705,329	742,977
Selling, general and administrative expenses (a)	59,982	77,169	215,298	233,115
Research and development expenses	19,831	20,534	59,791	58,096
Restructuring and other charges (b)	6,508	—	101,211	—

Operating profit	128,436	160,309	329,029	451,766
Interest and financing expenses	(7,914)	(9,710)	(25,134)	(28,576)
Other income, net	2,370	956	1,564	534

Income before income taxes and equity in net income of unconsolidated investments	122,892	151,555	305,459	423,724
Income tax expense (c)	26,591	38,097	76,804	100,423

Income before equity in net income of unconsolidated investments	96,301	113,458	228,655	323,301
Equity in net income of unconsolidated investments (net of tax)	7,935	9,500	29,233	37,118

Net income	104,236	122,958	257,888	360,419
Net income attributable to noncontrolling interests	(4,975)	(6,860)	(12,852)	(23,582)

Net income attributable to Albemarle Corporation	$99,261	$116,098	$245,036	$336,837

Basic earnings per share	$1.11	$1.29	$2.75	$3.70
Diluted earnings per share	$1.10	$1.28	$2.72	$3.66
Weighted-average common shares outstanding – basic	89,327	89,935	89,246	91,094
Weighted-average common shares outstanding – diluted	89,879	90,958	89,959	92,090

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands) (Unaudited)

	September 30, 2012	December 31, 2011
ASSETS
Cash and cash equivalents	$402,642	$469,416
Other current assets	984,210	886,204

Total current assets	1,386,852	1,355,620

Property, plant and equipment	2,830,268	2,619,428
Less accumulated depreciation and amortization	1,577,129	1,489,948

Net property, plant and equipment	1,253,139	1,129,480

Other assets and intangibles	722,664	718,724

Total assets	$3,362,655	$3,203,824

LIABILITIES AND EQUITY
Current portion of long-term debt	$12,572	$14,416
Other current liabilities	369,940	386,762

Total current liabilities	382,512	401,178

Long-term debt	701,162	749,257
Other noncurrent liabilities	278,430	296,659
Deferred income taxes	99,268	77,903
Albemarle Corporation shareholders’ equity	1,808,354	1,591,277
Noncontrolling interests	92,929	87,550

Total liabilities & equity	$3,362,655	$3,203,824

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries

Selected Consolidated Cash Flow Data

(In Thousands) (Unaudited)

	Nine Months Ended September 30,
	2012	2011
Cash and cash equivalents at beginning of year	$469,416	$529,650
Cash and cash equivalents at end of period	$402,642	$481,258

Sources of cash and cash equivalents:

Net income	257,888	360,419

Proceeds from borrowings	—	132,859

Proceeds from exercise of stock options	19,977	1,103

Uses of cash and cash equivalents:

Capital expenditures	(218,708)	(127,111)

Repurchases of common stock	(40,470)	(178,132)

Repayments of long-term debt	(49,243)	(105,076)

Dividends paid to shareholders	(51,287)	(43,098)

Pension and postretirement contributions	(19,705)	(57,555)

Investments in equity and other corporate investments	—	(10,868)

Long-term advances to joint venture	(22,500)	—

Non-cash items:

Depreciation and amortization	74,428	71,926

Restructuring and other charges (b)	101,211	—

Equity in net income of unconsolidated investments	(29,233)	(37,118)

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries

Consolidated Summary of Segment Results

(In Thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net sales:
Polymer Solutions	$216,992	$243,931	$692,139	$792,604
Catalysts	251,201	299,531	773,867	827,339
Fine Chemistry	193,033	179,515	591,818	541,672

Total net sales	$661,226	$722,977	$2,057,824	$2,161,615

Segment operating profit:
Polymer Solutions	$42,964	$55,219	$157,487	$203,900
Catalysts	53,937	93,682	185,656	209,251
Fine Chemistry	46,036	34,793	135,543	111,387

Total segment operating profit	142,937	183,694	478,686	524,538

Equity in net income of unconsolidated investments:
Polymer Solutions	1,199	1,357	4,957	6,496
Catalysts	6,736	8,170	24,276	30,796
Fine Chemistry	—	—	—	—
Corporate & other	—	(27)	—	(174)

Total equity in net income of unconsolidated investments	7,935	9,500	29,233	37,118

Net (income) loss attributable to noncontrolling interests:
Polymer Solutions	(602)	(2,021)	(1,255)	(9,200)
Catalysts	—	—	—	—
Fine Chemistry	(4,373)	(4,789)	(11,577)	(14,439)
Corporate & other	—	(50)	(20)	57

Total net income attributable to noncontrolling interests	(4,975)	(6,860)	(12,852)	(23,582)

Segment income:
Polymer Solutions	43,561	54,555	161,189	201,196
Catalysts	60,673	101,852	209,932	240,047
Fine Chemistry	41,663	30,004	123,966	96,948

Total segment income	145,897	186,411	495,087	538,191
Corporate & other	(7,993)	(23,462)	(48,466)	(72,889)
Restructuring and other charges (b)	(6,508)	—	(101,211)	—
Interest and financing expenses	(7,914)	(9,710)	(25,134)	(28,576)
Other income, net	2,370	956	1,564	534
Income tax expense (c)	(26,591)	(38,097)	(76,804)	(100,423)

Net income attributable to Albemarle Corporation	$99,261	$116,098	$245,036	$336,837

See accompanying notes to the condensed consolidated financial information.

Notes to the Condensed Consolidated Financial Information

(a)	The nine month period ended September 30, 2012 includes a gain of $8.1 million ($5.1 million after tax, or $0.06 per share) resulting from proceeds received in connection with the settlement of litigation (net of related legal fees). The nine month period ended September 30, 2012 also includes an $8 million charitable contribution ($5.1 million after tax, or $0.06 per share) to the Albemarle Foundation.
(b)	The three-month and nine-month periods ended September 30, 2012 include a settlement charge of $6.5 million ($4.1 million after income taxes, or $0.05 per share) associated with our SERP in connection with the retirement of our former CEO and executive chairman. The nine month period ended September 30, 2012 also includes charges amounting to $94.7 million ($73.6 million after income taxes, or $0.82 per share) in connection with our exit of the phosphorous flame retardants business
(c)	The three-month and nine-month periods ended September 30, 2012 include $4.5 million, or $0.05 per share, of net tax benefits related principally to the release of various tax reserves.

Additional Information

It should be noted that net income attributable to Albemarle Corporation (“earnings”), earnings per share and effective income tax rates which exclude special items, as well as presentations of segment operating profit, segment income, EBITDA, EBITDA excluding special items, EBITDA margin and EBITDA margin excluding special items are financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. These measures are presented here to provide additional useful measurements to review our operations, provide transparency to investors and enable period-to-period comparability of financial performance.

A description of other non-GAAP financial measures that we use to evaluate our operations and financial performance, and reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found in the Investors section of our website at www.albemarle.com, under “Non-GAAP Reconciliations” under “Financials.” Also, see attached for a supplemental reconciliation of our segment operating profit and segment income amounts to GAAP Operating profit and GAAP Net income attributable to Albemarle Corporation, respectively, as well as for a supplemental reconciliation of our GAAP Net income attributable to Albemarle Corporation to EBITDA and EBITDA excluding special items.

ALBEMARLE CORPORATION AND SUBSIDIARIES

Non-GAAP Reconciliation

(In Thousands)

(Unaudited)

Our segment information includes measures we refer to as “segment operating profit,” “segment income,” “EBITDA” and “EBITDA excluding special items,” which are financial measures that are not required by, or presented in accordance with, GAAP. The Company has reported segment operating profit, segment income, EBITDA and EBITDA excluding special items because management believes that these financial measures provide transparency to investors and enable period-to-period comparability of financial performance. Segment operating profit, segment income, EBITDA and EBITDA excluding special items should not be considered as alternatives to operating profit or net income attributable to Albemarle Corporation, as determined in accordance with GAAP.

See below for a reconciliation of segment operating profit and segment income, the non-GAAP financial measures, to Operating profit and Net income attributable to Albemarle Corporation, respectively, the most directly comparable financial measures calculated and reported in accordance with GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Total segment operating profit	$142,937	$183,694	$478,686	$524,538
Corporate & other *	(7,993)	(23,385)	(48,446)	(72,772)
Restructuring and other charges	(6,508)	—	(101,211)	—

GAAP Operating profit	$128,436	$160,309	$329,029	$451,766

Total segment income	$145,897	$186,411	$495,087	$538,191
Corporate & other	(7,993)	(23,462)	(48,466)	(72,889)
Restructuring and other charges	(6,508)	—	(101,211)	—
Interest and financing expenses	(7,914)	(9,710)	(25,134)	(28,576)
Other income, net	2,370	956	1,564	534
Income tax expense	(26,591)	(38,097)	(76,804)	(100,423)

GAAP Net income attributable to Albemarle Corporation	$99,261	$116,098	$245,036	$336,837

*	Excludes corporate equity income and noncontrolling interest adjustments of $(77) for the three-month period ended September 30, 2011, and $(20) and $(117) for the nine-month periods ended September 30, 2012 and 2011, respectively.

See below for a reconciliation of net income attributable to Albemarle Corporation excluding special items, EBITDA and EBITDA excluding special items, the non-GAAP financial measures, from net income attributable to Albemarle Corporation, the most directly comparable financial measure calculated and reported in accordance with GAAP. EBITDA is defined as Net income attributable to Albemarle Corporation before interest and financing expenses, income taxes, depreciation and amortization. EBITDA excluding special items is defined as EBITDA before the special items as listed below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net income attributable to Albemarle Corporation	$99,261	$116,098	$245,036	$336,837

Add:
Restructuring and other charges, net of tax	4,114	—	77,704	—
Less:
Discrete net tax benefits	(4,490)	—	(4,490)	—

Net income attributable to Albemarle Corporation excluding special items	$98,885	$116,098	$318,250	$336,837

Net income attributable to Albemarle Corporation	$99,261	$116,098	$245,036	$336,837

Add:
Interest and financing expenses	7,914	9,710	25,134	28,576
Income tax expense	26,591	38,097	76,804	100,423
Depreciation and amortization	24,979	24,616	74,428	71,926

EBITDA	158,745	188,521	421,402	537,762
Restructuring and other charges	6,508	—	101,211	—

EBITDA excluding special items	$165,253	$188,521	$522,613	$537,762

Net sales	$661,226	$722,977	$2,057,824	$2,161,615

EBITDA Margin	24.0%	26.1%	20.5%	24.9%

EBITDA Margin excluding special items	25.0%	26.1%	25.4%	24.9%